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                                                                  EXHIBIT 10.18

                       FORM OF FRONTIER OIL CORPORATION

                AMENDMENT TO OPTION AND RESTRICTED STOCK AWARDS

   This form of Frontier Oil Corporation Amendment to Option and Restricted Stock Awards represents agreements which have been entered into between Frontier Oil Corporation and each of the executive officers listed on Schedule A hereto.

   This agreement ("Amendment"), is entered into between Frontier Oil
Corporation (the "Company") and        (the "Executive") and is effective as of
March 30, 2003.

                                   RECITALS

   WHEREAS, the Executive, an employee of the Company, has received certain compensatory options ("Options") and/or restricted stock ("Restricted Stock") awards pursuant to the terms of the Frontier Oil Corporation Employee Stock Option Plan, the Frontier Oil Corporation 1999 Stock Plan, as amended and restated (collectively, the "Option Plans"), and/or the Frontier Oil Corporation Restricted Stock Plan ("Stock Plan");

   WHEREAS, the Option Plans and the Stock Plan each contain provisions which provide for the acceleration of vesting in such Options or Restricted Stock in the event of a Change of Control (as defined in each of the Option Plans and the Stock Plan);

   WHEREAS, the acceleration of vesting of the Executive's unvested Options and/or Restricted Stock could result in "parachute payments" (as such term is defined in Section 280G of the Internal Revenue Code of 1986 as amended (the "Code") and hereinafter referred to as "Parachute Payments");

   WHEREAS, the Company anticipates that a Change of Control will occur as a result of the Merger Agreement (as the same may be amended) with Holly Corporation and other parties dated March 31, 2003 and/or the consummation of the transactions contemplated thereby (the "Holly Merger") and the Executive wishes to facilitate such Change of Control by waiving the acceleration of vesting that would otherwise occur;

   NOW THEREFORE, in consideration of the mutual terms, conditions, and covenants set forth herein, the Company and Executive agree to amend the terms of the Options and Restricted Stock as follows:

1. Definitions. Any capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Option Plans or Stock Plan as the case may be.

2. Waiver of Accelerated Vesting. Notwithstanding anything in the Option Plans, Stock Plan, Options or Restricted Stock agreements to the contrary, Executive hereby waives any and all rights to vest in any unvested Options or Restricted Stock due to a Change in Control occurring as a result of the Holly Merger.

3. Payments or Vesting Not Waived. This waiver shall not apply to any vesting or payments due Executive under any severance, change of control or other agreement, whether or not such vesting or payments are contingent upon a Change of Control, if such payments are made or vesting occurs due to the termination of the Executive's employment with Company within three (3) years following a Change of Control.

4. Waiver Not Contingent. The waiver of payments to Executive hereunder is not contingent upon the approval by shareholders of any payments to Executive or upon approval by shareholders of any Change of Control, but shall apply only with respect to the anticipated Change of Control as a result of the Holly Merger.

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The parties have executed this Amendment as of the date first set forth above.

FRONTIER OIL CORPORATION


By: ______________________
Printed Name: ____________
Title: ___________________

EXECUTIVE:


By: ______________________
Printed Name: ____________
Title: ___________________


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                                  SCHEDULE A

Name              Position
----              --------
James R. Gibbs    Chairman of the Board, President and Chief Executive Officer

Julie H. Edwards  Executive Vice President--Finance & Administration and Chief Financial Officer

W. Reed Williams  Executive Vice President--Refining and Marketing Operations

J. Currie Bechtol Vice President, General Counsel and Secretary

Jon D. Galvin     Vice President

Gerald B. Faudel  Vice President--Corporate Relations and Environmental Affairs

Nancy J. Zupan    Vice President--Controller

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